EXHIBIT 10.11

EXECUTION VERSION

AMENDMENT NO. 4 dated as of March 29, 2018 (this “Amendment”), to the CREDIT AGREEMENT dated as of August 18, 2015, as amended by that certain Amendment No. 1, dated as of May 31, 2016, that certain Amendment No. 2, dated as of November 10, 2016 and that certain Amendment No. 3 dated as of May 30, 2017 (the “Credit Agreement”), among JAGUAR HOLDING COMPANY II, a Delaware corporation (the “Parent Borrower”), PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC, a Delaware limited liability company (the “Subsidiary Borrower” and together with the Parent Borrower, the “Borrowers”), JAGUAR HOLDING COMPANY I, LLC (f/k/a JAGUAR HOLDING COMPANY I), a Delaware limited liability company (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”) and L/C Issuer.

A. Pursuant to the Credit Agreement, (i) the Term Lenders made Term Loans on the Amendment No. 3 Effective Date (the “2017 Term Loans”) to the Borrowers and (ii) the Revolving Credit Lenders made available to the Borrowers the Revolving Credit Facility.

B. The Borrowers, Holdings and the Subsidiary Guarantors are party to one or more of the Collateral Documents, pursuant to which, among other things, the Guarantors guaranteed the Obligations of the Borrowers under the Credit Agreement and provided security therefor.

C. The Borrowers and Holdings have requested that the Credit Agreement be amended (i) to provide for new term loans (the “2018 Term Loans”) to be made to the Borrowers in an aggregate principal amount of $3,153,169,931.52 and having the terms set forth herein and as otherwise set forth for Term Loans under the Credit Agreement (after giving effect to the amendments thereto provided for herein), the proceeds of which will be used by the Borrowers, together with cash on hand of the Borrowers, to prepay in full all outstanding 2017 Term Loans, to pay all accrued and unpaid interest thereon and to pay all fees and expenses incurred in connection with the foregoing and (ii) as otherwise set forth herein.

D. Pursuant to Section 2.18 of the Credit Agreement, the Borrowers may obtain Specified Refinancing Term Loans by, among other things, entering into a Refinancing Amendment in accordance with the terms and conditions of the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings given to them in the Credit Agreement (as amended hereby).

SECTION 2. Amendment to the Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein:

“Amendment No. 4” means Amendment No. 4, dated as of March 29, 2018, to this Agreement.

“Amendment No. 4 Effective Date” means March 29, 2018.

(b) The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to the Revolving Credit Facility, (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the Closing Date, 3.25% per annum for Eurocurrency Rate Loans and 2.25% per annum for Base Rate Loans and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	≥ 3.50:1.00	3.25%	2.25%
2	< 3.50:1.00	3.00%	2.00%

; and

(b) with respect to the Initial Term Loans made pursuant to Amendment No. 4, 2.50% per annum for Eurocurrency Rate Loans and 1.50% per annum for Base Rate Loans.

Under clause (a) of this definition, any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 1” shall apply without regard to the First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate under clause (a) of this definition for any period shall be subject to the provisions of Section 2.10(b).”

(c) The definition of “Initial Term Borrowing” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), Amendment No. 3 or Amendment No. 4, in each case, on the Closing Date, the Amendment No. 3 Effective Date or the Amendment No. 4 Effective Date, as applicable.

(d) The definition of “Initial Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Initial Term Commitment” means, as to each Term Lender, its obligation to make Initial Term Loans to the Parent Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule I to Amendment No. 4 under the caption “Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments as of the Amendment No. 4 Effective Date is $3,153,169,931.52.

(e) The definition of “Term Loan Tranche” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loan Tranche” means the respective facility and commitments utilized in making Term Loans hereunder, with there being one Tranche on the Amendment No. 4 Effective Date, i.e. Initial Term Loans and Initial Term Commitments. Additional Term Loan Tranches may be added after the Closing Date, i.e., New Term Loans, Specified Refinancing Term Loans, New Term Commitments and Specified Refinancing Term Commitments.

(f) Section 2.01(a) of the Credit Agreement is hereby amended by replacing the reference to “the Amendment No. 3 Effective Date” therein with “the Amendment No. 4 Effective Date”.

(g) Section 2.05(a)(iii) of the Credit Agreement is hereby amended by replacing the reference to “the Amendment No. 3 Effective Date” therein with “the Amendment No. 4 Effective Date”.

(h) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Initial Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders the aggregate principal amount of all Initial Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments made after the Amendment No. 4 Effective Date in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Term Loans made after the Amendment No. 4 Effective Date pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term Loans made on the Amendment No. 4 Effective Date)):

Date	Term Loan Principal Amortization Payment
June 30, 2018	$8,105,835.30
September 30, 2018	$8,105,835.30
December 31, 2018	$8,105,835.30
March 31, 2019	$8,105,835.30
June 30, 2019	$8,105,835.30
September 30, 2019	$8,105,835.30
December 31, 2019	$8,105,835.30
March 31, 2020	$8,105,835.30
June 30, 2020	$8,105,835.30
September 30, 2020	$8,105,835.30
December 31, 2020	$8,105,835.30
March 31, 2021	$8,105,835.30
June 30, 2021	$8,105,835.30
September 30, 2021	$8,105,835.30
December 31, 2021	$8,105,835.30
March 31, 2022	$8,105,835.30
June 30, 2022	$8,105,835.30
Maturity Date for Initial Term Loans	$3,015,370,731.42

provided, however, that the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.

(i) Section 3.08(c) of the Credit Agreement is hereby amended by replacing the reference to “the Amendment No. 3 Effective Date” therein with “the Amendment No. 4 Effective Date”.

(j) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows.

Use of Proceeds. The Borrowers will use the Letters of Credit and the proceeds of the Loans only as provided in Sections 5.07, 5.13(a), 5.19 and 5.20, Amendment No. 3. or Amendment No. 4.

SECTION 3. Loans.

(a) Subject to the terms and conditions set forth herein and in the Credit Agreement, (i) each person designated as a “Term Lender” on Schedule I hereto (each, a “2018 Term Lender”) agrees, severally and not jointly, to make a 2018 Term Loan to the Borrowers on the Amendment No. 4 Effective Date (as defined below) in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule I hereto, and (ii) from and after the making of the 2018 Term Loans on the Amendment No. 4 Effective Date, (x) each 2018 Term Loan shall be a “Term Loan” and a “Loan” and, unless the context requires a reference solely to the Term Loans made prior to the Amendment No. 4 Effective Date, an “Initial Term Loan” (for the avoidance of doubt, the Maturity Date for the 2018 Term Loans shall be the same as the Maturity Date for the Initial Term Loans made prior to the Amendment No. 4 Effective Date), (y) each Person that holds 2018 Term Loans from time to time shall be a “Term Lender” and a “Lender”, and (z) the aggregate 2018 Term Loans of all Persons that hold 2018 Term Loans shall be the “Term Facility”, in each case, for all purposes under the Credit Agreement (as amended hereby) and the other Loan Documents. Without limiting the foregoing, the Borrowers hereby unconditionally promise to repay the 2018 Term Loans in accordance with the schedule of installment payments set forth in Section 2.07(a) of the Credit Agreement (after giving effect to the amendments thereto effected hereby and as the same may be further adjusted in accordance with the Credit Agreement). Amounts borrowed as 2018 Term Loans and subsequently repaid may not be reborrowed. The proceeds of the 2018 Term Loans shall be used by the Borrowers solely to make the Loan Repayment (as defined below). For the avoidance of doubt, the making of the 2018 Term Loans hereunder shall constitute “Specified Refinancing Debt” within the meaning of Section 2.18 of the Credit Agreement. The 2018 Term Lenders, constituting the Required Lenders, hereby waive compliance with clause (y) of Section 2.18(c).

(b) On the Amendment No. 4 Effective Date, (i) the Borrowers shall prepay in full all 2017 Term Loans outstanding under the Credit Agreement, together with all accrued and unpaid interest thereon and all fees and expenses incurred in connection with the foregoing, with the proceeds of the 2018 Term Loans and cash on hand of the Borrowers (collectively, the “Loan Repayment”). Notwithstanding the making of the Loan Repayment, the holders of the 2017 Term Loans shall thereafter continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 3.05, 3.06 and 10.04 of the Credit Agreement as in effect immediately prior to the Amendment No. 4 Effective Date and shall continue to be bound by Section 9.07 of the Credit Agreement as in effect immediately prior to the Amendment No. 4 Effective Date.

SECTION 4. Representations and Warranties. The Borrowers hereby represent and warrant, on the date hereof and as of the Amendment No. 4 Effective Date (both before and after giving effect to the making of the 2018 Term Loans) that:

(a) no Default or Event of Default exists, both before and after giving effect to this Amendment and the making of the 2018 Term Loans, or would result from the application of the proceeds of the 2018 Term Loans;

(b) the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality), both before and after giving effect to this Amendment, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty was true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date (and except that, for purposes of this clause (b), the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Credit Agreement prior to the Amendment No. 4 Effective Date);

(c) this Amendment has been duly authorized, executed and delivered by the Borrowers and each other Loan Party, and this Amendment constitutes a legal, valid and binding obligation of the Borrowers and each other Loan Party, enforceable against the Borrowers and each other Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity; and

(d) after giving effect to the making of the 2018 Term Loans and the Loan Repayment, the Borrowers and their Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5. Amendment Effectiveness. The effectiveness of the amendments to the Credit Agreement contemplated hereby and the obligations of each 2018 Term Lender to make any 2018 Term Loans hereunder shall be subject to the satisfaction (or waiver by each 2018 Term Lender party hereto), on or prior to March 29, 2018, of the following conditions (the first Business Day on which all conditions are so satisfied or waived and the 2018 Term Loans are made, the “Amendment No. 4 Effective Date”):

(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrowers, Holdings and the Subsidiary Guarantors (other than PPD Services, Inc.), (ii) the Administrative Agent and (iii) each 2018 Term Lender;

(b) the Administrative Agent shall have received such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Holdings, the Borrowers and each Subsidiary Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(c) the Administrative Agent shall have received such documents and certifications (including Organization Documents (or certifications of a Responsible Officer that there have been no changes to the Organizational Documents since the Amendment No. 3 Effective Date, as applicable) and, to the extent available under applicable local law, good standing certificates) as the Administrative Agent may reasonably require to evidence that Holdings, the Borrowers and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing, and, to the extent available under local law, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(d) the Administrative Agent shall have received a Committed Loan Notice relating to the incurrence of the 2018 Term Loans;

(e) the Administrative Agent shall have received a solvency certificate executed by the chief financial officer or similar officer, director, manager or authorized signatory of the Parent Borrower (after giving effect to the repayment of the 2017 Term Loans and the funding of the 2018 Term Loans to the Borrowers);

(f) the Administrative Agent shall have received an opinion of (i) Simpson Thacher & Bartlett LLP, special New York, Delaware, Texas and California counsel to the Loan Parties, and (ii) Herbert Smith Freehills LLP, United Kingdom counsel to the Administrative Agent and each 2018 Term Lender, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(g) subject to Section 6 of this Amendment, all actions or documents reasonably requested by the Administrative Agent that are necessary to establish or re-affirm that the Collateral Agent will have a perfected first priority security interest (subject to Liens permitted under Section 7.02 of the Credit Agreement) in the Collateral to secure the 2018 Term Loans shall have been taken or executed and delivered (including, if so requested, deeds of confirmation, amendments and/or supplements to Collateral Documents);

(h) the Administrative Agent and its affiliates shall have received from the Borrowers (or shall be satisfied that it will receive substantially concurrently with the effectiveness of this Amendment) immediately available funds in an amount sufficient to consummate the Loan Repayment and pay all other fees and reimburse all expenses separately agreed in writing by the Borrowers and any 2018 Term Lender or required by Section 10.04 of the Credit Agreement or by any other Loan Document to be paid by the Borrowers in connection with this Amendment and the transactions contemplated hereby (to the extent, in the case of reimbursement of expenses, invoiced in reasonable detail on or prior to the date hereof);

(i) the representations and warranties set forth in Section 4 above shall be true and correct, and no Default or Event of Default shall exist before or after giving effect to the transactions contemplated hereby (and the Administrative Agent shall have received a certification by a Responsible Officer of each Borrower that the condition specified in this clause (i) have been satisfied); and

(j) substantially concurrently with the effectiveness of this Amendment, the 2018 Term Loans shall have been made.

SECTION 6. Real Estate Collateral. The Borrowers shall, and shall cause their respective Subsidiaries to, deliver to the Collateral Agent as soon as practicable and in any event within 90 calendar days after the Amendment No. 4 Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), (a) an amendment to each Mortgage encumbering the Mortgaged Properties in form suitable for recording that shall provide such Mortgage remains in full force and effect and continues to secure the Obligations, as amended by this Amendment, which mortgage amendment shall be in form and substance reasonably acceptable to the Collateral Agent and its counsel in all respects, (b) endorsements to the mortgagee’s title insurance policies reflecting the amendment to the insured Mortgage as well as a date down endorsement in respect of each of the Mortgaged Properties, reflecting that there are no encumbrances affecting the Mortgaged Properties except as permitted under the Credit Agreement, and in each case in form and substance reasonably satisfactory to the Collateral Agent, (c) a customary opinion of local counsel in each jurisdiction in which a Mortgage Property is located for the benefit of the Collateral Agent with respect to the enforceability of the Mortgages as amended, together with such other opinions as the Collateral Agent shall require, and in form and substance reasonably acceptable to the Collateral Agent and (d) such further documents, instruments, acts or agreements as the Collateral Agent may reasonably request to affirm, secure, renew or perfect the liens of the Mortgages as amended; provided that if and to the extent that on or prior to the Amendment No. 4 Effective Date the Borrowers deliver to the Collateral Agent (x) an opinion of local counsel in form and substance reasonably acceptable to the Collateral Agent affirming that no amendment to an existing Mortgage is necessary for such Mortgage to remain in full force and effect and to secure the Obligations, as modified by the transactions contemplated by this Amendment, as well as (y) a title report (or title update) showing no

Liens, other than Liens permitted by the applicable Mortgage, have arisen with respect to such property since the date of the latest title policy or date-down endorsement, then the Collateral Agent will accept such deliveries in lieu of the requirements set forth in clauses (a) through (d) of this sentence with respect to such property. All of the actions referenced above shall be taken, and documents referenced above shall be delivered, at the sole expense of the Borrowers, including any recording charges, taxes, or other associated costs related thereto.

SECTION 7. Post-Closing Obligations. The Borrowers shall, and shall cause:

(a) Synexus US, L.P. (“Synexus”) to, as soon as practicable and in any event within 60 calendar days after the Amendment No. 4 Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), complete all actions necessary to ensure that Synexus is in good standing and qualified to engage in business in Texas; and

(b) PPD Services, Inc. (“PPD Services”) to, as soon as practicable and in any event within 14 calendar days after the Amendment No. 4 Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion) (i) deliver to the Administrative Agent such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of PPD Services as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer in connection with this Amendment and (ii) deliver an executed counterpart to this Amendment.

SECTION 8. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the L/C Issuers or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment No. 4 Effective Date, any reference to the Credit Agreement in any Loan Document, and the terms “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof”, “hereby” and words of similar import in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Refinancing Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement (except as otherwise expressly provided with respect to the Loan Repayment) or discharge or release the Lien of any Loan Document or any other security therefor or any guarantee thereof, and the Liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same (except as otherwise expressly provided with respect to the Loan Repayment), which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.

SECTION 9. Acknowledgement and Consent. Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; and (b) its Guarantee of the Obligations, and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as and to the extent provided in the Collateral Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations (including, without limitation, the 2018 Term Loans) and shall accrue to the benefit of the Secured Parties (including the holders of 2018 Term Loans). Without limiting the foregoing, as security for the payment or performance, as the case may be, in full of the Obligations, each Loan Party hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all right, title and interest now owned or at any time hereafter acquired in the Collateral (as defined in each Collateral Document).

SECTION 10. Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

SECTION 11. Governing Law; Jurisdiction; Etc. The provisions of Sections 3.06, 10.15 and 10.17 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

SECTION 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

JAGUAR HOLDING COMPANY I, LLC

by	/s/ B. Judd Hartman
Name: B. Judd Hartman
Title: General Counsel and Secretary

JAGUAR HOLDING COMPANY II

by	/s/ B. Judd Hartman
Name: B. Judd Hartman
Title: General Counsel and Secretary

PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC

by	/s/ B. Judd Hartman
Name: B. Judd Hartman
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE PPD CREDIT AGREEMENT]

ACURIAN, INC. PPD INVESTIGATOR SERVICES, LLC PPD VACCINES AND BIOLOGICS, LLC PPD GP, LLC

by	/s/ B. Judd Hartman
Name: B. Judd Hartman
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

CLINICAL RESEARCH ADVANTAGE, INC.
CNS RESEARCH SCIENCE, INC.
RADIANT RESEARCH, INC.

by	/s/ Craig Smith
Name: Craig Smith
Title: Senior Vice President Finance, Treasurer and Secretary

EVIDERA, INC.
EVIDERA HOLDINGS, INC.

by	/s/ B. Judd Hartman
Name: B. Judd Hartman
Title: Secretary

EVIDERA, LLC
By its sole member: Evidera, Inc.

by	/s/ B. Judd Hartman
Name: B. Judd Hartman
Title: Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE PPD CREDIT AGREEMENT]

SYNEXUS US HOLDING INC.
SYNEXUS HOLDING, LLC

by	/s/ Craig Smith
	Name:	Craig Smith
	Title:	Senior Vice President Finance,
Treasurer and Secretary

APPLIED BIOSCIENCE INTERNATIONAL LLC
PPD HOLDINGS, LLC
PPD GLOBAL CENTRAL LABS, LLC
ATP, LLC
PPD AERONAUTICS, LLC
RIVER VENTURES, LLC

by	/s/ B. Judd Hartman
	Name:	B. Judd Hartman
	Title:	Vice President and Secretary

PHARMACO INVESTMENTS, INC.

by	/s/ B. Judd Hartman
	Name:	B. Judd Hartman
	Title:	President and Secretary

SYNEXUS US, L.P.

by	/s/ Craig Smith
	Name:	Craig Smith
	Title:	Senior Vice President Finance,
Treasurer and Secretary

PPD DEVELOPMENT, L.P.
By its general partner: PPD GP, LLC

by	/s/ B. Judd Hartman
	Name:	B. Judd Hartman
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE PPD CREDIT AGREEMENT]

JAGUAR (BARBADOS) FINANCE S.R.L.

by	/s/ Nathan Perry Speicher
	Name:	Nathan Perry Speicher
	Title:	Manager

WILDCAT ACQUISITION HOLDINGS (UK) LIMITED

by	/s/ B. Judd Hartman
	Name:	B. Judd Hartman
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE PPD CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, an L/C Issuer, Collateral Agent and a Lender,

by	/s/ John D. Toronto
Name: John D. Toronto
Title: Authorized Signatory

by	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

[AMENDMENT NO. 4 TO THE PPD CREDIT AGREEMENT]

SCHEDULE I

COMMITMENT SCHEDULE

2018 Term Lender	Commitment
Credit Suisse AG, Cayman Islands Branch	$3,153,169,931.52
Total	$3,153,169,931.52